EXHIBIT 16


ANSERSON                                           A Professional Corporation of
& WHITNEY                                           Certified Public Accountants






September 23, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madams:

We have read Item 4 of Miller Diversified Corporation's Form 8-K dated September 23, 2003, and we agree with the statements made therein, except for the fifth paragraph of Item 4 for which we have no basis for agreement or disagreement.

Yours truly,
Anderson & Whitney, P.C.



















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5801 West 11th Street o Suite 300                                 (970) 352-7990
Greeley, Colorado  80634-4813                                 FAX (970) 352-1855